PART II —OFFERING CIRCULAR

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR DATED SEPTEMBER 15, 2023

AZOTTO TECHNOLOGY, LLC

3400 14th St

Plano, TX 75074

www.azottotech.com

UP TO 1,000,000,000 TOKENS

SEE “SECURITIES BEING OFFERED” AT PAGE 27

MINIMUM INVESTMENT: 200 Tokens ($10.00)

We are offering a maximum of 1,000,000,000 utility tokens (the “Tokens”). The Tokens will be sold at a price of $0.05 per Token. As of September 15, 2023, the Company has issued 0 Tokens in this Offering for total proceeds of $0.

	Total Offered	Price to Public Per Unit	Broker-Dealer Discount and Commissions	Proceeds to Issuer (1)
Minimum	$20,000.00	$0.05	$0	$10,000.00
Maximum	$50,000,000.00	$0.05	$0	$47,000,000.00

(1)	The Company expects that, not including state filing fees, the minimum amount of expenses of the offering that we will pay will be approximately $10,000.00. In the event that the maximum offering amount is sold, the total offering expenses will be approximately $3,000,000.00, not including state filing fees.

This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold, and the date at which the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering is being conducted on a best-efforts basis without any minimum target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

Each holder of our Tokens is not entitled to vote on any matters pertaining to the Company. Holders of our membership interests will vote on all submitted to vote.

INVESTING IN THE SECURITIES DESCRIBED HEREIN IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 6 TO READ ABOUT THE MORE SIGNIFICANT RISKS YOU SHOULD CONSIDER BEFORE BUYING THE SECURITIES OF THE COMPANY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Sales of these securities will commence on approximately October 1, 2023.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting Company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company”.

In this Offering Circular, the term “Azotto”, “we”, “us”, “our” or the “Company” refers to Azotto Technology, LLC

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE”, “PROJECT”, “BELIEVE”, “ANTICIPATE”, “INTEND”, “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUMMARY

Overview

Azotto was organized under the laws of the State of Texas on March 24, 2023. Azotto seeks to reinvent car purchase and sale transactions with cutting-edge technologies such as Web 3.0/blockchain and AI/ML that make the buying and selling process frictionless and secure for car buyers and sellers.

The Offering

Securities offered:	Maximum of 1,000,000,000 Tokens at an offering price of $0.05 per Token

Securities outstanding before the Offering (as of September 15, 2023)	The Company has not issued any Tokens prior to the Offering.

Securities outstanding after the Offering:	1,000,000,000 Tokens (assuming all Tokens are sold in this Offering)

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act.  Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this Offering Statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the rules of the Securities and Exchange Commission (the “SEC”). For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	We are a comparatively early-stage company that has incurred operating losses in the past, expects to incur operating losses in the future, and may never achieve or maintain profitability.

•	Our technology continues to be developed, and there is no guarantee that we will ever successfully develop the technology that is essential to our business to a point at which no further development is needed.

•	We may be subject to numerous data protection requirements and regulations.

•	We operate in a highly competitive industry that is dominated by a number of exceptionally large, well-capitalized market leaders and the size and resources of some of our competitors may allow them to compete more effectively than we can.

•	We rely on third parties to provide services essential to the success of our business.

•	We expect to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses.

•	The Company is controlled by its members and managers.

•	A single customer accounts for a material portion of our revenues.

•	This investment is illiquid.

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as cyber-attacks and the ability to prevent such attacks). Additionally, early-stage companies are inherently riskier than more developed companies, and the risk of business failure and complete loss of your investment capital is present. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Company

We have a limited operating history upon which you can evaluate our performance. Accordingly, our prospects must be considered in light of the risks that any new company encounters. Our Company was incorporated under the laws of the State of Texas on March 24, 2023. The likelihood of our creation of a successful business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of a business, operation in a competitive industry, and the continued development of our technology and products. We anticipate that our operating expenses will increase for the near future, and there is no assurance that we will be profitable in the near future. You should consider our business, operations, and prospects in light of the risks, expenses and challenges faced as an emerging growth company.

Our technology continues to be developed, and it is unlikely that we will ever develop our technology to a point at which no further development is required. Azotto is developing complex technology that requires significant technical and regulatory expertise to develop, commercialize and update to meet evolving market and regulatory requirements. If we are unable to successfully develop and commercialize our technology and products, it will significantly affect our viability as a company.

If our security measures are breached or unauthorized access to individually identifiable biometric or other personally identifiable information is otherwise obtained, our reputation may be harmed, and we may incur significant liabilities. In the ordinary course of our business, we may collect and store sensitive data, including personally identifiable information (“PII”), owned or controlled by ourselves or our customers, and other parties. We communicate sensitive data electronically, and through relationships with multiple third-party vendors and their subcontractors. These applications and data encompass a wide variety of business-critical information, including research and development information, patient data, commercial information, and business and financial information. We face a number of risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, inappropriate modification, and the risk of our being unable to adequately monitor, audit, and modify our controls over our critical information. This risk extends to the third-party vendors and subcontractors we use to manage this sensitive data. As a custodian of this data, Azotto therefore inherits responsibilities related to this data, exposing itself to potential threats. Data breaches occur at all levels of corporate sophistication (including at companies with significantly greater resources and security measures than our own) and the resulting fallout stemming from these breaches can be costly, time-consuming, and damaging to a company’s reputation. Further, data breaches need not occur from malicious attack or phishing only. Often, employee carelessness can result in sharing PII with a much wider audience than intended. Consequences of such data breaches could result in fines, litigation expenses, costs of implementing better systems, and the damage of negative publicity, all of which could have a material adverse effect on our business operations and financial condition.

Privacy and data security laws and regulations could require us to make changes to our business, impose additional costs on us and reduce the demand for our software solutions. Our business model contemplates that we will transmit a significant amount of personal or identifying information through our platform. Privacy and data security have become significant issues in the United States and in other jurisdictions where we may offer our video surveillance solutions. The regulatory framework relating to privacy and data security issues worldwide is evolving rapidly and is likely to remain uncertain for the foreseeable future. Federal, state and foreign government bodies and agencies have in the past adopted, or may in the future adopt, laws and regulations regarding the collection, use, processing, storage and disclosure of personal or identifying information obtained from customers and other individuals. In addition to government regulation, privacy advocates and industry groups may propose various self-regulatory standards that may legally or contractually apply to our business. Because the interpretation and application of many privacy and data security laws, regulations and applicable industry standards are uncertain, it is possible that these laws, regulations and standards may be interpreted and applied in a manner inconsistent with our existing privacy and data management practices. As we expand into new jurisdictions or verticals, we will need to understand and comply with various new requirements applicable in those jurisdictions or verticals.

To the extent applicable to our business or the businesses of our customers, these laws, regulations and industry standards could have negative effects on our business, including by increasing our costs and operating expenses, and delaying or impeding our deployment of new core functionality and products. Compliance with these laws, regulations and industry standards requires significant management time and attention, and failure to comply could result in negative publicity, subject us to fines or penalties or result in demands that we modify or cease existing business practices. In addition, the costs of compliance with, and other burdens imposed by, such laws, regulations and industry standards may adversely affect our customers’ ability or desire to collect, use, process and store personal information using our software solutions, which could reduce overall demand for them. Even the perception of privacy and data security concerns, whether or not valid, may inhibit market acceptance of our software solutions in certain verticals. Any of these outcomes could adversely affect our business and operating results.

We anticipate sustaining operating losses for the foreseeable future. It is anticipated that we will sustain operating losses until for the foreseeable future as we expand our team, continue with research and development, and strive to gain customers and gain market share in our industry. Our ability to become profitable depends on our ability to expand our customer base. There can be no assurance that this will occur. Unanticipated problems and expenses are often encountered in offering new products which may impact whether the Company is successful. Furthermore, we may encounter substantial delays and unexpected expenses related to development, technological changes, marketing, regulatory requirements and changes to such requirements or other unforeseen difficulties. There can be no assurance that we will ever become profitable. If the Company sustains losses over an extended period of time, it may be unable to continue in business.

If our products do not achieve broad acceptance both domestically and internationally, we will not be able to achieve our anticipated level of growth.  We cannot accurately predict the future growth rate or the size of the market for our products and technology. The expansion of the market for our solutions depends on a number of factors, such as: market demand and trends, competitive landscape, economic conditions, regulatory and legal requirements, technological advancements, cultural and social factors, distribution and logistics, partnerships and collaborations, customer education and support, economic conditions.

Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. We believe our products and technology may be highly disruptive to a very large and growing market. Our competitors are well capitalized with significant intellectual property protection and resources and they (and/or patent trolls) may initiate infringement lawsuits against our Company. Such litigation could be expensive and could also prevent us from selling our products, which would significantly harm our ability to grow our business as planned.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience. Recruiting and retaining highly qualified personnel, consultants and advisors is critical to our success. These demands may require us to hire additional personnel, consultants and advisors and will require our existing management personnel to develop additional expertise. We face intense competition for personnel, consultants and advisors. The failure to attract and retain personnel, consultants and advisors or to develop such expertise could delay or halt the development and commercialization of our product candidates. If we experience difficulties in hiring and retaining personnel in key positions, or in hiring consultants and advisors, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

Our future success is dependent on the continued service of our small management team. Three executive officers provide leadership to Azotto. Our success is dependent on their ability to manage all aspects of our business effectively. Because we are relying on our small management team, we lack certain business development resources that may hurt our ability to grow our business. Although we intend to grow our management team, there is no guarantee that newly added management team members will contribute to Azotto as we hope. Any loss of key members of our executive team could have a negative impact on our ability to manage and grow our business effectively. We do not have employment agreements with any members of our senior management team, nor do we maintain a key person life insurance policy on any of the members of our senior management team. As a result, we would have no way to cover the financial loss if we were to lose the services of our directors or officers.

Any valuation at this stage is difficult to assess. Our valuation was established internally. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially early-stage companies, is difficult to assess and you may risk overpaying for your investment if you invest in our Offering.

A pandemic, epidemic or outbreak of an infectious disease in the United States may adversely affect our business. If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States, our business may be adversely affected. In December 2019, a novel strain of coronavirus, COVID-19, was identified in Wuhan, China. This virus continues to spread globally and, as of April 2020, has spread to over 50 countries, including the United States. The spread of an infectious disease, including COVID-19, may result in the inability of our suppliers to deliver components to us on a timely basis, or our service providers to continue providing services in an effective manner. Further, the spread of a disease such as COVID-19 could lead to unfavorable economic conditions, which would adversely impact our operations. The extent to which the coronavirus impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

Risks Related to the Securities in this Offering

This investment is illiquid. There is no currently established market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer. You should assume that you may not be able to liquidate your investment for some time or be able to pledge these shares as collateral.

DILUTION

The Tokens are subject to dilution, including through the issuance of Tokens to future investors, third-parties, officers, employees and directors and affiliates.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

The Company is offering up to 1,000,000,000 tokens on a “best efforts” basis at a price of $0.05 per Unit. The minimum subscription is $10.00, or 200 Tokens. Under Regulation A+, the Company may only offer $50 million in Tokens during a rolling 12-month period. As of September 15, 2023, the Company has issued 0 Tokens in this Offering for gross proceeds of $0.

The Company intends to market the shares in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website (www.Azotto.com) on a landing page that relates to the Offering, www.Azotto.com/investorrelations.

The Offering will terminate at the earlier of the date at which the maximum offering amount has been sold and the date at which the Offering is earlier terminated by the Company, in its sole discretion.

The Company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the Company.

Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

Transfer Agent

We have not engaged a Transfer Agent for the Company’s securities. The Offering will be sold by the Company’s members and managers.

Investors’ Tender of Funds

After the SEC has qualified the Offering Statement, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their securities on the same date). Investors may subscribe by tendering funds via ACH, debit or credit card, wire or check. Subscriptions via credit card will be processed via a third-party payment processor integrated with Novation Solutions Inc. o/a DealMaker. The Company estimates that processing fees for credit card subscriptions will be approximately 4.5% of total funds invested per transaction. The Company intends to pay these fees on behalf of investors. Investors should note that processing of checks and credit cards by financial institutions has been impacted by restrictions on businesses due to the coronavirus pandemic. Delays in the processing and closing of subscriptions paid by check may occur, and credit card processing fees may fluctuate. Upon closing, funds tendered by investors will be made available to the Company for its use. The Company estimates that approximately 58% of the gross proceeds raised in this Offering will be paid via credit card. This assumption was used in estimating the payment processing fees included in the total Offering expenses set forth in the “Use of Proceeds” section of this Offering Circular.

In order to invest you will be required to subscribe to the Offering at www.Azotto.com/investorrelations and agree to the terms of the Offering and the subscription agreement.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

In the event that it takes some time for the Company to raise funds in this Offering, the Company may rely on cash on hand, or may seek to raise funds by conducting a new offering of equity or debt securities.

USE OF PROCEEDS TO ISSUER

The maximum gross proceeds from the sale of our Units in this Offering is $50,000,000 (including the proceeds from the issuance of all Warrant Shares upon exercise of Warrants issued in this Offering).

Assuming a maximum raise of $50,000,000, the net proceeds of this Offering would be approximately $38,000,000, after subtracting estimated Offering costs (including legal, accounting, marketing, selling, platform fees, payment processing fees, and other costs incurred in the Offering) of $12,000,000 and assuming the sale of 1,000,000,000 Tokens.

Assuming a raise of $12,500,000 (representing 25% of the maximum offering amount), the net proceeds would be approximately $9,500,000, after subtracting estimated Offering costs (including legal, accounting, marketing, selling, platform fees, payment processing fees, and other costs incurred in the Offering) of $3,000,000 and assuming the sale of 500,000,000 Tokens.

Assuming a raise of $25,000,000 (representing 50% of the maximum offering amount), the net proceeds would be approximately $19,000,000, after subtracting estimated Offering costs (including legal, accounting, marketing, selling, platform fees, payment processing fees, and other costs incurred in the Offering) of $6,000,000 and assuming the sale of 500,000,000 Tokens.

Assuming a raise of $35,000,000 (representing 75% of the maximum offering amount), the net proceeds would be approximately $28,500,000, after subtracting estimated Offering costs (including legal, accounting, marketing, selling, platform fees, payment processing fees, and other costs incurred in the Offering) of $9,000,000 and assuming the sale of 750,000,000 Tokens.

Assuming a minimum raise of $20,000, the net proceeds would be approximately $10,000, after subtracting estimated Offering costs (including legal, accounting, marketing, selling, platform fees, payment processing fees, and other costs incurred in the Offering) of $10,000 an assuming the sale of 400,000 tokens.

As of September 15, 2023, the Company has issued 0 Tokens in this Offering for gross proceeds of $0. Offering expenses incurred to date are estimated to be $0. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Please see the table below for a summary of our intended use of the net proceeds from this Offering:

Use of Proceeds	Percentage of Offering Sold
	25%	50%	75%	100%
Liquidity	$3,250,000	$7,500,000	$9,750,0001	$13,000,000
Team and Advisors	1,875,000	3,750,000	5,625,000	7,500,000
Strategic Sale	1,250,000	2,500,000	3,750,000	5,000,000
Platform Development	3,125,000.	6,250,000	9,375,000	12,500,000
Legal	250,000	500,000	750,000	1,000,000
Marketing	2,750,000	5,500,000	8,250,000	11,000,000
TOTAL	$12,500,000	$25,000,000	$37,500,000	$50,000,000

Because the Offering is a “best efforts” offering, we may close the Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

THE COMPANY’S BUSINESS

Azotto: Web3-Powered Car Transactions Marketplace

Disclaimer & Disclosures

Our company takes the protection of our users and the integrity of our token seriously. Our AZOTTO (AZTO) utility token is designed specifically to reward users who purchase products and services within our AZOTTO ecosystem.

To provide more protection to our users, we want to emphasize that the AZTO utility token does not represent ownership in our company, and it does not provide or promise financial returns. It is also not backed by any physical asset or government entity, making it imperative that it should not be viewed as a traditional investment opportunity.

This whitepaper does not constitute legal, financial, or investment advice, and buyers should seek professional advice before making any investment decisions. The company makes no guarantees regarding the accuracy or completeness of the information contained in this whitepaper and is not responsible for any financial losses or damages that may result from the purchase or use of the utility token. Buyers should also be aware that the regulatory environment for utility tokens is evolving and that the legal status of the utility token may change in the future. The company advises all potential buyers to stay informed about changes in regulation and to consult with legal and financial professionals to determine how these changes may affect their investment. We strongly encourage all users to conduct their own independent research and seek advice from financial and legal professionals before purchasing our AZOTTO (AZTO) utility token. The decision to purchase or sell our utility token is entirely at the user’s discretion and risk, and we do not guarantee the value of the token.

The company makes no guarantees regarding the performance or functionality of the platform or the utility token. The success of the platform and the utility token are dependent on a variety of factors, including market demand and technological advancements. Moreover, we want to make it clear that our company is not responsible or liable for any decisions made by users with regards to the purchase or use of the token. We do not make any guarantees or representations regarding the performance of the utility token, and we do not assume any responsibility for any financial losses or damages that may result from the purchase or use of our utility token. The purchase and holding of the utility token involves a high degree of risk, including risks related to the development of the underlying technology, market volatility, and changes in regulation. Buyers should carefully consider these risks and consult with legal and financial professionals before making any investment decisions.

By purchasing and using our utility token, users agree to comply with all applicable laws and regulations, and to assume all responsibility and risk associated with the utility token. We are committed to providing a fair and transparent environment for our users, and we encourage everyone to carefully consider the risks involved before participating in our ecosystem. This offering may be subject to various regulatory requirements, and the company does not assume responsibility for ensuring that potential buyers comply with such regulations. The company advises all potential buyers to consult with legal and financial professionals to determine whether they are eligible to purchase the utility token.

In summary, our AZTO utility token is specifically designed to reward users for participating in our AZOTTO ecosystem. We take the protection of our users seriously, and we strongly encourage all users to conduct their own research and seek advice from financial and legal professionals before making any decisions regarding the purchase or use of our utility token.

Company

We are on a mission to reinvent car transactions with cutting-edge technologies such as Web 3.0/blockchain and AI/ML that make the buying and selling process frictionless and secure for car buyers and sellers.

Vision

To eliminate the paperwork hassles associated with buying and selling cars, such as title transfers, registration, and bill of sale, by transforming them into secure and verifiable NFTs (Non-Fungible Tokens).

Our innovative approach aims to streamline the entire process, making it frictionless, transparent, and secure for car buyers and sellers. We want to revolutionize the automotive industry by transitioning from cumbersome paperwork to digital NFTs, bringing efficiency and trust to car transactions like never before.

Values

Values are an important part of the overall vision of the company. We commit to staying true and following these core values:

Integrity: Operating with honesty and transparency for customers, employees, and partners.

Innovation: Striving to innovate and improve, pushing boundaries and embracing new ideas to provide the best possible solutions for our clients.

Teamwork: Believing in the power of collaboration and teamwork, working together to achieve common goals and supporting each other to deliver outstanding results.

Diversity and Inclusion: Celebrating differences in backgrounds, experiences, and perspectives, and creating an environment where everyone feels valued and respected.

Strong Work Ethic: Taking ownership and responsibility for our work, being proactive and taking the initiative to solve problems and overcome challenges with a positive attitude and mindset.

These values will be the guiding force for every decision AZOTTO makes on its quest to improve the quality of the automotive industry through technology.

AZOTTO: Web3 Car Transactions Platform

In this whitepaper, we will discuss AZOTTO’s MVP (Minimum Viable Product) and MVS (Minimum Viable Segment) and how the platform would be built in two phases to solve the car buying and selling transaction process.

In PHASE ONE, we’ll create an MVP auction platform for private sellers and vetted-authorized dealerships to bid on cars. Instead of selling to one dealer, the sellers will get bids from 100s of dealers—maximizing the selling price. The Dealerships (buyers) will handle the paperwork for private sellers—saving them time and money, while the platform will ensure a frictionless and secure car transactions process. We will discuss PHASE TWO later in the whitepaper.

Market Analysis for PHASE ONE:

1. Overview

2. Market Size and Growth

3. Problems & Challenges

4. Market Dynamics

5. Competitive Landscape

6. Solution

7. Technology Stack

Overview

A vehicle auction marketplace is an online platform that facilitates the buying and selling of vehicles through a bidding process. The platform allows sellers to list their vehicles for auction that buyers can bid on.

Market Size & Growth

$448.56 Billion

36.2 Million Used Vehicles Sold Annually1

$26,700 Average Used Car Selling Price2

Problems & Challenges

These are the problems & challenges that online vehicle platforms are facing.

• Fraudulent Activities

• Fake Representations

• Inefficient Auction Conclusion Process

• Shortage of Inventory

• Lack of Customer Support

Fraudulent Activities

Rid Bidding is among the most common fraudulent activities experienced by online vehicle platforms. There are many rig biddings, but the most common rig bidding practices in online vehicle auction platforms are below.

Fake Representations

Fake representations on an auction platform refer to inaccurate or misleading descriptions a seller provides to deceive potential buyers. This can lead to buyers paying more for a vehicle that does not meet their expectations.

Example: a seller could list a car for sale and falsely claim that it has never been in an accident when in fact, it has or not disclose other mechanical issues. If the buyer believes the vehicle has a clean history and places a bid based on that belief, they may pay more for the car than they would have otherwise.

On the other hand, the buyers might misrepresent their ability to pay or falsely claim that the car had undisclosed mechanical issues.

_____________________________

1https://www.autonews.com/used-cars/used-car-volume-hits-lowest-mark-nearly-decade#:~:text=The%20 number%20of%20used%20cars,about%2035.8%20million%20were%20sold.

2https://www.statista.com/statistics/274928/used-vehicle-average-selling-price-in-the-united-states/

Inefficient Auction Conclusion Process

Auction Aftermath: Complicated and time-consuming process.

●	Both the seller and buyer need to complete the necessary paperwork and transfer the funds.
●	Signing the title and bill of sale.
●	The buyer has to register the car and obtain new license plates.
●	Buyer may need to arrange for shipping.
●	Lack of customer support from the auction platforms.
●	Current auction platform process could take several days.

Shortage of inventory

The COVID-19 pandemic disrupted the global supply chain, resulting in a shortage of new cars. The supply chain and labor constraints implemented earlier in the pandemic forced the automates to cut new-vehicle production.3

Furthermore, the global microchip shortage prevented automakers from producing new vehicles. As a result, many people turned to the used car market, leading to a surge in demand, empty dealer lots, and higher used and new car prices.

Because of this global shortage, the used car market faces another challenge: vehicle owners are keeping their vehicles while they wait for newer vehicles to become available before they trade in or sell their older vehicles.

Lack of customer Support

Online auction platforms are designed for ease of use, allowing consumers to buy goods without needing an intermediary and leaving the comfort of their houses. An online auction platform for vehicles is slightly different in terms of process after auction conclusion, which may require additional support from the platform. Because the buyer is not simply buying a product and having it delivered to their house, the buyer has to make sure that the vehicle paperwork gets transferred over and the handling of a payment goes smoothly.

Suppose the online vehicle auction platform is not designed well to handle edge-case. In that case, it may lead to several problems, requiring real-human assistance to mitigate issues, such as payment, fraud, and or other inquiries. The auction platform must be equipped to handle such edge cases.

Market Dynamics

Growth Drivers

One of the main problems that vehicle auction platforms are currently facing is a shortage of inventory due to supply chain disruptions caused by the COVID-19 pandemic. The global shortage of semiconductors has affected the production of new vehicles, leading to a decrease in the number of new vehicles available for auction. As a result, there is now an increased demand for used vehicles, which has led to higher prices and lower inventory levels.

Trends

Consumer Behavior: The auction industry is facing a shift in consumer behavior and preferences, as younger generations are more likely to prefer buying cars online rather than through traditional auctions. This trend prompts traditional vehicle auction platforms to adapt their business models and online strategies to remain competitive in the evolving marketplace.

_____________________________

3 https://www.cars.com/articles/is-the-inventory-shortage-coming-to-an-end-460943/

Smarter Auction Platforms: Because of the consumer behavior of buying almost anything online, artificial intelligence (AI) is playing an increasingly significant role in the online vehicle auction industry, with several applications that are helping to improve the efficiency, accuracy, and overall experience of the online auction process.

Examples of how AI can help online vehicle auction platforms:

Predictive Analytics: AI algorithms can analyze large sets of data, including vehicle sales and pricing history, to identify patterns and predict future trends.

Image Recognition: AI algorithms can recognize and analyze vehicle images, identifying and cataloging important features and components. Image recognition/computer vision can also identify imperfections on the car, which can help determine the condition of the vehicle.

Fraud Detection: AI algorithms can analyze bidding behavior and other patterns to identify potential fraudulent activity, such as shill bidding or bid rigging. This helps to ensure fair and transparent auctions and builds trust in the platform.

Chatbots and Virtual Assistants: AI-powered chatbots and virtual assistants can help buyers and sellers with their inquiries, providing 24/7 support and helping to reduce wait times for customer service.

Competitive Landscape

B2B (business-to-business)

●	KAR Auction Services, Inc.
●	Copart Inc.
●	ACV Auctions Inc.
●	Insurance Auto Auctions Inc.
●	E Automotive Inc. (EBlock)
●	COX Enterprises, Inc. (Manheim, Inc.)

B2C (business-to-consumer)

●	Shift Technologies, Inc.
●	eBay, Inc. (eBay Motors)
●	Auto Auction Mall
●	Barrett-Jackson Collector Car Auction
●	A Better Bid Car Auctions
●	AutoBidMaster

C2C (consumer-to-consumer)

●	Cars and Bids
●	eBay, Inc. (eBay Motors)

C2B (consumer-to-business)

●	MintList

Solution

The AZOTTO auction platform connects private sellers to dealerships to bid on their vehicles to get them the best price without the hassle.

AZOTTO will make buying and selling vehicles as easy as ordering an item on Amazon within minutes and having it delivered to your doorstep. The platform will be built strategically in two phases to eliminate the problems that the current vehicle auction platforms face today as well as streamline the buying and selling process.

PHASE 1 focuses on building a C2B (consumer-to-business) auction marketplace that will allow private sellers to sell or trade-in their vehicles directly to the licensed dealerships on the platform.

The C2B business model solves both users’ problems and pain-points.

Seller:

●	No longer have to wait days to sell their car
●	No longer have to meet up with a stranger
●	Won’t get low-balled by a dealership
●	Don’t have to deal with paperwork
●	Save money on taxes
●	Free listing

Buyer:

• Lead generation

• Increased sales & inventory

The niche target audience and the C2B business model allows us to solve significant problems for both the private seller and buyer and help us build our credibility as a company, which would then allow us to begin preparing for PHASE TWO of the platform build.

We will move on to the next step of our platform development, which will allow us to transition from C2B to a C2C (consumer-to-consumer or peer-to-peer) business model—allowing any user to sell and buy a vehicle online anywhere safely and without the hassle.

As we proceed with this phase, we intend to collaborate with each state’s regulatory bodies responsible for automotive vehicle registra- tion and title regulations to establish a partnership.

Our goal is to convert physical paperwork to NFTs, thereby becoming the pioneer in eliminating the need for physical documentation when buying or selling vehicles.

Go-To-Market Strategy

To effectively acquire sellers on our marketplace, we will utilize a multifaceted approach that includes using affiliate marketing, implementing search ads, creating SEO-optimized content, utilizing social media, and PR newswire to increase brand awareness and attract users to our website.

Our go-to-market strategy for PHASE ONE will be focused on two aspects of the car selling/buying process. 1) Private party sellers who want to avoid the hassle of paperwork and meeting strangers when selling their cars. 2) Local, vetted car dealerships who will compete to purchase cars from buyers through an auction.

Our MVP product will serve the DFW market before expanding to other states.

The platform fee will be free for 6 months for the buyers.

Business Model

Below is our C2B business model of the online auction marketplace during PHASE 1.

Sellers:

Sellers will not be charged for the listing

Buyers:

A platform fee of 3% in addition to the payment processing fee is charged by the platform. However, buyers have the option to avoid paying the payment processing fee by utilizing our AZTO utility token for their purchase(s). Moreover, buyers can earn a 1% token reward for using the AZTO utility token.

Vehicle Sold Price	Platform Fee (Buyers pay)
$0–$10,000	3%
$10,000–$50,000	2.5%
$50,000+	1%

Technology (Phase 1)

AZOTTO is committed to utilizing the most advanced technologies to build a robust, user-friendly, secure auction platform. The auction platform offers a unique combination of verification, blockchain technology, smart contracts, and AI/ML to streamline buying/selling vehicles online.

Verification: The buyers (dealerships) will be verified before we onboard them on the platform. The sellers will also undergo a verification process before using the platform.

Vehicle Valuation: Using computer vision, used cars, and trade-in data, our AI models will analyze the price of the vehicle based on vehicle history, mileage, and condition. This would give the seller a quick value of their car and allow them to set this as a starting bid or choose their price.

Rig Bid Detection: Implementing AI-based fraud detection techniques to analyze bidding patterns and detect suspicious activities, also designing smart contracts with specific logic and rules to prevent fraudulent activities, such as detecting and preventing bids from unauthorized parties.

Smart Contracts: Smart contracts will be used for the entire auction biddings process, such as reserve price, auction start and end time, and the bidding rules. As well as storing vehicle history and other tasks to streamline the process for an enhanced user experience.

Secure Data Management: The data associated with the smart contract, including auction parameters, bids, and winners, are stored on the Polygon blockchain in a distributed ledger format—ensuring the data is immutable and transparent. Any critical auction data transactions or history will be stored on the blockchain to ensure the transparency and immutability of the auction process.

User profile databases will be stored in a separate database, such as PostgreSQL, which can be optimized for storing user data efficiently and securely. This approach would allow us to handle complex queries, indexing, and scaling much more effectively while offering a more cost-effective approach than storing user data on a blockchain, which can be expensive due to the computation power required to perform consensus and maintain the blockchain network.

Technology Stack (Phase 1 & 2)

FRONT-END

●	React or Angular for building the user interface
●	Web3.js for interacting with the blockchain network
●	Redux or MobX for state management

BACK-END

●	Node.js or Go for building the back-end server
●	Express.js or Gin for building RESTful APIs
●	PostgreSQL for storing non-blockchain data, such as user profile

BLOCKCHAIN

●	Polygon for building the blockchain network and smart contracts
●	Solidity for writing smart contract code
●	Ganache or Truffle for local blockchain testing and deployment
●	Infura or Alchemy
●	IPFS (InterPlanetary File System) for decentralized file storage of non-sensitive auction data
●	Chainlink for connecting smart contracts with off-chain data sources

AI/ML

●	TensorFlow or PyTorch for building and training machine learning models to analyze bid patterns and detect fraudulent activity
●	Scikit-learn or Keras for implementing machine learning algorithms for data analysis and prediction
●	OpenCV for computer vision tasks such as object recognition and image classification

SMART CONTRACT

●	OpenZepplin for smart contract security audit
●	Jest for writing and running automated tests
●	Chai or Should.js for assertion libraries
●	Cypress for end-to-end testing

DEVOPS

●	Jenkins or Travis CI for continuous integration and continuous deployment
●	AWS or Google Cloud for hosting and scaling the application
●	HashiCorp Vault or AWS Secrets Manager for securely storing sensitive data such as API keys and passwords

Tokenomics

AZOTTO Utility Token (AZTO) will allow token holders to earn a percentage of tokens back when they purchase products or services within the AZOTTO ecosystem.

Token Name: AZTO

Total max supply: 1,000,000,000 tokens.

Token price: $0.05.

Token Type: ERC-20.

Token Distribution: A total number of tokens distributed would be 1bn. No new tokens will be created.

Token Use: The AZTO utility token’s purpose is to reward users for participating in the AZOTTO ecosystem by purchasing products and services. Token holders can also use the tokens to participate on our vehicle auction platform and use the tokens as a payment to complete the transaction(s).

Token Rewards: The token holders get 1% of the token back as rewards for using the AZTO utility token to purchase products and services.

Pre-Sale: We will conduct a pre-sale for our utility token on our website. After our pre-sale, we will launch our token on major DEXs and CEXs.

Smart-Contract Audits: As part of our commitment to transparency and security, we will conduct a thorough audit of our token and smart contracts before the pre-sale stage by a professional auditing firm.

Token Deflationary Mechanisms: The company may choose to imple- ment a token burn mechanism, where a certain percentage of tokens are permanently removed from circulation. This can help to increase the value of remaining tokens and create scarcity.

Token interoperability: Token interoperability is essential for creating an efficient and flexible token economy. By implementing a token bridge, our project will enable users to exchange our native token with other tokens, expanding the potential use cases of our token and increasing its overall value.

Token Distribution (%): 26% Liquidity, 15% Team and Advisors, 10% Strategic Sale, 25% Platform Development, 2% Legal, 22% Marketing, Incentives, Rewards.

Token Security Measures

Smart Contract Audit: The AZTO Token smart contract will undergo a thorough audit by a reputable third-party security firm before the token launch to identify and fix any vulnerabilities or bugs that could compro- mise the security of the token or its users.

Multi-signature Wallet: The AZTO Token team will use multi-signature wallets to store all funds raised during the pre-sale and ICO phases.

Two-Factor Authentication: The AZTO Token team will implement two-factor authentication (2FA) for all key account logins to prevent unauthorized access.

Regular Security Audits: The AZTO Token team will conduct regular security audits to ensure the token remains secure over time. These audits will include penetration testing, vulnerability scans, and code reviews.

Emergency Stop Mechanisms: The AZTO Token team will implement emergency stop mechanisms that allow them to pause the token’s functionality in the event of a security breach or other emergency situation.

Timelock Mechanisms: The AZTO Token team will implement time lock mechanisms that delay the execution of certain functions within the smart contract. This can prevent attackers from exploiting vulnerabilities in the contract by giving the team time to identify and fix any issues before the functions are executed.

Role-Based Access Control: The AZTO Token team will implement role-based access control (RBAC) to restrict access to specific functions within the smart contract.

Cold Storage: The company will store the tokens in a cold storage wallet, which is not connected to the Internet. This makes it less susceptible to hacking attempts, but it can also make it more difficult to access the tokens when needed.

Roadmap

PHASE 1 development of the auction platform will begin once we have successfully met our pre-sale funding goals. The pre-sale funding will be used to complete PHASE ONE. PHASE TWO will require additional funding.

PHASE ONE:

●	Design & development of the C2B auction marketplace
●	Onboarding licensed dealerships
●	Lead generation of private sellers
●	Rewards token given out for using the platform
●	Storing VIN history on Blockchain
●	Crypto payments

PHASE TWO:

●	Transitioning from C2B to C2C (consumer-to-consumer or peer-to-peer)
●	Partnering with the Regulators
●	Paper to digital assets infrastructure strategic planning
●	Begin smart-contract development for vehicle related paperwork
●	Storing NFTs securely onto the blockchain

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Azotto Technology, LLC is a limited liability company organized under the laws of the State of Texas. The Company is headquartered in Texas. The Company is a technology retailer that focuses on intelligent devices and software for physical security applications.

Basis of Presentation

Net Revenues. Net revenues consist of revenue recognized from subscriptions contracts, door and video services, and sales of controllers and recorders.

Cost of Goods Sold. Cost of goods sold consists of hosting costs and the costs of controllers and recorders.

Operating Expenses.  Operating expenses consist of general and administrative expenses, which are primarily salaries, professional fees, consulting costs and expenses related to the administrative functions of the Company, research and development expenses, which consist primarily of product development costs and salaries, and sales and marketing expenses, which represent public relations, advertising and direct marketing costs, as well as the associated personnel costs.

Results of Operations

The Company is a newly-formed entity and has limited operations at this time. The Company is in the pre-revenue stage.

Liquidity and Capital Resources

The Company is a newly-formed entity and has limited capital at this time.

Issuances of Equity

The Company has issued membership interests as follows:

Turaj (Tony) Belgameh:	33.33%
Iraj (Ira) Belgameh:	33.33%
Keyan (Ken) Belgameh:	33.33%

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of the date of this Offering Circular, the Company’s officers and directors are as follows:

Name	Position	Age	Date Appointed to Current Position	Approximate hours per week for part-time employees
Turaj “Tony” Belgameh	CEO/COO	55	March 24, 2023	20

Faizan Anjum	Chief Product Officer	31	March 24, 2023	20

Tracy Martin	Director of Content	71	March 24, 2023	5

Turaj “Tony” Belgameh

Founder, CEO/COO

Tony is a highly experienced and results-driven leader in the automotive industry with a successful track record of owning and managing a thriving dealership and repair shop for 30 years. He is a savvy entrepreneur who can identify and capitalize on business opportunities while maintaining a customer-centric approach.

In addition to his retail and automotive repair expertise, Tony has vehicle auction experience. He has participated in numerous vehicle auctions and developed a deep understanding of the auction process. His industry knowledge and ability to accurately assess the value of vehicles have helped him make informed decisions when buying and selling cars at auction.

Tony’s extensive knowledge and expertise in the industry have earned him a reputation as a trusted and respected figure in the space. He is a skilled leader who has guided his team to success through his effective management style and commitment to excellence. Tony’s passion for the automotive industry and his dedication to his customers have made him a sought-after professional.

Faizan Anjum

Chief Product Officer

As a product leader in the technology industry with 7 years of experience, Faizan possesses a strategic approach to scaling startups in the automotive AI and two-sided marketplace spaces. His ability to understand user behavior and identify market trends has positioned him as a thought leader in their field. His strong leadership skills and collaborative approach have allowed them to effectively manage cross-functional teams to deliver innovative products that meet and exceed customer needs.

Tracy Martin

Director of Content

A master-certified ASE technician and skilled curriculum developer/trainer with over 33 years experience. He is also the author of four popular books in the “Motorbooks Workshop” series, known for their easy-to-understand technical content that meets the needs of learners at all levels.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors and Executive Officers

For the fiscal quarter ended July 2023, we compensated our three highest-paid executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Turaj “Tony” Belgameh	CEO/COO	0	0	0
Faizan Anjum	Chief Technology Officer	0	0	0
Tracy Martin	Director of Content	0	0	0

None of the officers of the Company have entered into employment agreements with the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of September 15, 2023, the voting securities of the Company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the Company’s voting securities or having the right to acquire those securities.

Turaj (Tony) Belgameh-33.3%

Iraj (Ira) Belgameh-33.3%
Keyan (Ken) Belgameh-33.3%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Not applicable

SECURITIES BEING OFFERED

The Company is offering up to 1,000,000,000 Tokens at $0.05 per Unit.

The price of our Units has been arbitrarily established by us after giving consideration to numerous factors, including market conditions and the perceived valuations. The price of our Units may not be in any way indicative of the Company’s actual value following the completion of this Offering.

Subject to applicable laws, the Tokens may be offered for sale, sold, transferred or assigned without our consent.

No Rights as a Stockholder

The holder of Tokens does not have the rights or privileges of a holder of our stock, including any voting rights.

Azotto Technology, LLC

(the “Company”)

a Texas Limited Liability Company

Financial Statements with Independent Auditor’s Report

Inception to September 30, 2023

F-1

Table of Contents

INDEPENDENT AUDITOR’S REPORT	F-3
AZOTTO TECHNOLOGY, LLC STATEMENT OF FINANCIAL POSITION	F-5
AZOTTO TECHNOLOGY, LLC STATEMENT OF OPERATIONS	F-6
AZOTTO TECHNOLOGY, LLC STATEMENT OF CASH FLOWS	F-7
AZOTTO TECHNOLOGY, LLC STATEMENT OF CHANGES IN MEMBER EQUITY	F-8
NOTE 1 – ORGANIZATION AND NATURE OF ACTIVITIES	F-9
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES	F-9
NOTE 3 –RELATED PARTY TRANSACTIONS	F-10
NOTE 4 –COMMITMENTS, CONTINGENCIES, COMPLIANCE WITH LAWS AND REGULATIONS	F-10
NOTE 5 – LIABILITIES AND DEBT	F-10
NOTE 6 – EQUITY	F-11
NOTE 7 –SUBSEQUENT EVENTS	F-11
NOTE 8- INITIAL COIN OFFERING	F-11
NOTE 9 –GOING CONCERN	F-11

F-2

INDEPENDENT AUDITOR’S REPORT

To: Azotto Technology, LLC Management

Opinion:

We have audited the accompanying financial statements of the Company which comprise the statement of financial position from its inception to September 30, 2023 and the related statements of operations, statement of changes in shareholder equity, and statement of cash flows for the period then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company from its inception to September 30, 2023 and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion:

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’'s Responsibilities” section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter Regarding Going Concern:

As discussed in Note 9, specific circumstances point to significant uncertainty regarding the Company's ability to sustain its operations in the foreseeable future. The provided financial statements have not been adjusted for potential requirements in case the Company cannot continue its operations. The management has assessed these circumstances and intends to generate income and secure funding as necessary to fulfill its financial requirement.

Management’s Responsibility for the Financial Statements:

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for the twelve months subsequent to the date this audit report is issued.

F-3

Auditor’s Responsibility:

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Rashellee Herrera | CPA,CISA,CIA,CFE,CCAE | #AC59042

On behalf of RNB Capital LLC

Sunrise, FL

October 4, 2023

F-4

AZOTTO TECHNOLOGY, LLC STATEMENT OF FINANCIAL POSITION

	Period Ended September 30,	Year Ended December 31,
	2023	2022
ASSETS
Cash and Cash Equivalents	-	-
Total Current Assets	-	-
Other	-	-
Total Non-Current Assets	-	-
TOTAL ASSETS	-	-
LIABILITIES AND EQUITY
Liabilities
Accounts Payable	-	-
Member Loan	6,700	-
Other Liabilities	-	-
Total Current Liabilities	6,700	-
Notes Payable	-	-
Total Long-Term Liabilities	-	-
TOTAL LIABILITIES	6,700	-
EQUITY
Member Capital	-	-
Accumulated Deficit	(6,700)	-
Total Equity	(6,700)	-
TOTAL LIABILITIES AND EQUITY	-	-

See Accompanying Notes to these Financial Statements

F-5

AZOTTO TECHNOLOGY, LLC STATEMENT OF OPERATIONS

	Period Ended September 30,	Year Ended December 31,
	2023	2022
Revenue	-	-
Cost of Good Sold	-	-
Gross Profit	-	-
General and Administrative	6,700	-
Payroll Expenses	-	-
Total Operating Expenses	6,700	-
Operating Income (loss)	(6,700)	-
Other	-	-
Total Other Income	-	-
Other	-	-
Total Other Expense	-	-
Earnings Before Income Taxes	(6,700)	-
Net Income (loss)	(6,700)	-

See Accompanying Notes to these Financial Statements

F-6

AZOTTO TECHNOLOGY, LLC STATEMENT OF CASH FLOWS

	Period Ended September 30,	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES
Net Income (Loss)	(6,700)	-
Adjustments to reconcile Net Income to Net Cash provided by operations:	-	-
Shareholder Payable	6,700
Other	-	-
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	6,700	-
Net Cash provided by (used in) Operating Activities	-	-
INVESTING ACTIVITIES
Equipment	-	-
Net Cash provided by (used by) Investing Activities	-	-
FINANCING ACTIVITIES
Issuance of Common Stock/Member contributions	-	-
Net Cash provided by (used in) Financing Activities	-	-
Cash at the beginning of period	-	-
Net Cash increase (decrease) for period	-	-
Cash at end of period	-	-

See Accompanying Notes to these Financial Statements

F-7

AZOTTO TECHNOLOGY, LLC STATEMENT OF CHANGES IN MEMBER EQUITY

Member Capital
	$ Amount	Accumulated Adjustments	Accumulated Deficit	Total Member Equity
Beginning Balance at 1/1/2022	-	-	-	-
Capital Contributions	-	-	-	-
Capital Distributions	-	-	-	-
Net Income (Loss)	-	-	-	-
Ending Balance 12/31/2022	-	-	-	-
Capital Contributions	-	-	-	-
Capital Distributions	-	-	-	-
Net Income (Loss)	-	-	(6,700)	(6,700)
Prior Period Adjustment	-	-	-	-
Ending Balance 9/30/2023	-	-	(6,700)	(6,700)

See Accompanying Notes to these Financial Statements

F-8

Azotto Technology, LLC
Notes to the Financial Statements
Inception - September 30, 2023
$USD

NOTE 1 – ORGANIZATION AND NATURE OF ACTIVITIES

Azotto Technology, LLC (“the Company”) was formed in Texas on March 24, 2023. The company plans to earn revenue using a marketplace platform leveraging technologies, such as AI/ML, and Blockchain and transferring from web2 to web3. The company's headquarters is in Plano, Texas. The company's customers will be located in the United States.

The Company will conduct an equity crowdfunding campaign under Regulation A+ in 2023 - 2024 to raise operating capital.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Its fiscal year ends on December 31. The Company has no interest in variable interest entities and no predecessor entities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

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Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606, “Revenue Recognition” following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when or as performance obligations are satisfied

The Company will identify and analyze its performance obligations with respect to customer contracts once the first contract is signed.

General and Administrative

General and administrative expenses consist of costs for financial projections, legal and accounting fees, and filing fees.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

The Company has one loan to one owner, as a result of general and administrative expenses paid by the owner on behalf of the Company. The loan is non-interest bearing and is payable on demand.

NOTE 4 –COMMITMENTS, CONTINGENCIES, COMPLIANCE WITH LAWS AND REGULATIONS

The Company is not currently involved with or knows of any pending or threatening litigation against it or any of its officers. Further, the Company is currently complying with all relevant laws and regulations. The Company does not have any long-term commitments or guarantees.

NOTE 5 – LIABILITIES AND DEBT

The Company has no debt or long term liabilities.

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NOTE 6 – EQUITY

The Company shall have a single class of membership interests. No member shall have the right to withdraw all or any part of its capital contribution or to receive any return on any portion of its capital contribution. No member shall have priority over any other similar member as to profits, losses, or distributions.

Membership interests are divided equally (33.33%) among three members.

NOTE 7 –SUBSEQUENT EVENTS

The Company has evaluated events subsequent to September 30, 2023 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through October 4, 2023, the date these financial statements were available to be issued. No events require recognition or disclosure.

NOTE 8- INITIAL COIN OFFERING

The Company will have a maximum supply of 1,000,000,000 (1BN) Azotto Utility Tokens (AZTO) that will allow token holders to earn a percentage of tokens back when they purchase products or services within the Azotto ecosystem. No new tokens will be created. The token price will be $.05 and the token type will be Ethereum Request for Comments 20 (ERC-20).

NOTE 9 –GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which means that the entity expects to continue its operations and meet its obligations in the normal course of business. The entity has not commenced principal operations and may continue to generate losses for the foreseeable future. Some uncertainties the company faces are:

1.	Realization of assets and satisfaction of liabilities: The company anticipates that it will be able to generate revenue and use it to satisfy its current and future obligations.
2.	Losses and working capital: The company expects to experience losses before it can generate positive working capital. It is uncertain how long this period will last.
3.	Financing: Over the next twelve months, the company plans to finance its operations through a crowdfunding campaign and revenue-producing activities.
4.	Dependence on revenues and financing: The company's ability to continue as a going concern in the next twelve months depends on its ability to generate revenues and/or obtain sufficient financing to meet its obligations and achieve profitable operating results.
5.	Management's plans: The company's management has evaluated the situation and intends to generate revenues and raise capital as needed to meet its capital requirements. However, there is no guarantee of success in these efforts.

Considering these factors, there is substantial doubt about the company's ability to continue as a going concern for a reasonable period of time. It is important to note that the financial statements do not include any adjustments related to the recoverability and classification of recorded assets or the amounts and classification of liabilities.

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PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1A-1	Certificate of Organization
1A-2A	Company Agreement
1A-3	Subscription Agreement

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plano, State of Texas, on December 1, 2023.

AZOTTO TECHNOLOGY, LLC

/s/ Turaj Balgameh
Turaj Balgameh, Chief Executive Officer
Date: December 1, 2023

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Turaj Balgameh
Turaj Balgameh, Chief Executive Officer, Chief Operating Officer
Date: December 1, 2023

/s/ Faizan Amjun
Faizan Amjun, Chief Technology Officer
Date: December 1, 2023

/s/ Tracy Martin
Tracy Martin, Director of Content
Date: December 1, 2023